   Exhibit 99.1

March 16, 2017

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2016 Results

Reports Net Income of $56.3 Million or $1.29 per Diluted Share, and Adjusted EBITDA of $55.3 Million

CLAYTON, Mo. (March 16, 2017) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights (all comparisons are with the fourth quarter of 2015)

●	Revenues were $69.4 million, up 104.8% from $33.9 million
●	Adjusted EBITDA was $18.9 million, down 25.3% from $25.4 million
●	Net income decreased to $18.7 million, or $0.43 per diluted share, from $29.6 million, or $0.68 per diluted share.

2016 Financial Highlights (all comparisons are with the year ended December 31, 2015)

●	Revenues were $253.2 million, down 15.5% from $299.6 million
●	Adjusted EBITDA was $55.3 million, up 10.3% from $50.1 million
●	Net income increased to $56.3 million, or $1.29 per diluted share, from $46.4 million, or $1.06 per diluted share.

“Net income in 2016 of $56.3 million demonstrated the resilience of our company against the backdrop of a contracted Agro and Energy chemical market. In biodiesel, while the retail fuels market was less favorable to our operation, we responded to a clearly defined regulatory environment and set a new production record at our Batesville plant. In 2017, we return to a less certain biofuels regulatory landscape which we have successfully worked through in the past. We also anticipate some improvement in our chemicals business." said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2016 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for 2017 and a special cash dividend of $2.29 paid in January 2017.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

 (Unaudited)

	Three months ended December 31:
			Dollar	%
	2016	2015	Change	Change
Revenues	$69,373	$33,872	$35,501	104.8%
Income from operations	$14,777	$27,084	$(12,307)	(45.4%	)
Net income	$18,680	$29,647	$(10,967)	(37.0%	)
Earnings per common share:
Basic	$0.43	$0.68	$(0.25)	(36.8%	)
Diluted	$0.43	$0.68	$(0.25)	(36.8%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$2,088	$831	$1,257	151.3%
Adjusted EBITDA	$18,933	$25,352	$(6,419)	(25.3%	)

	Twelve months ended December 31:
			Dollar	%
	2016	2015	Change	Change
Revenues	$253,193	$299,611	$(46,418)	(15.5%	)
Income from operations	$36,523	$46,971	$(10,448)	(22.2%	)
Net income	$56,341	$46,421	$9,920	21.4%
Earnings per common share:
Basic	$1.29	$1.06	$0.23	21.8%
Diluted	$1.29	$1.06	$0.23	21.8%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$4,223	$6,798	$(2,575)	(37.9%	)
Adjusted EBITDA	$55,261	$50,097	$5,164	10.3%

2016 Financial and Business Summary

Revenues for the year ended December 31, 2016 were $253.2 million as compared to revenues for the year ended December 31, 2015 of $299.6 million, a decrease of 15.5%.

Chemical sales revenue decreased 19.8% or $24,941 in 2016 compared with 2015. Sales revenue for our custom chemicals product line (chemicals produced for specific customers) totaled $82,667, a decline of $25,493 from 2015. The decline in the laundry detergent additive with the decline in custom manufacturing products from contraction in the Agro chemical and energy markets were the most significant reductions in the custom chemical product line. In addition, sales of custom chemicals declined as result of customers insourcing some external production during contraction in the Agro chemical and energy markets. Performance chemicals (comprised of multi-customer products which are sold based on specification) revenue was $18,240 in 2016, an increase of $552 from 2015. This increase was from sales of polymer modifier products and glycerin.

Biofuels sales revenue decreased 12.4% or $21,477 in 2016 compared to 2015 primarily from reduced gross sales in common carrier pipelines. Common carrier pipeline sales totaled $9,018 compared to $66,544 in 2015. Increased sales volumes of biodiesel and diesel in a favorable market (with both the blenders tax credit and the renewable fuel volume obligation in place) helped offset the decline in common carrier pipeline revenue. The market faced greater headwinds in 2015 without either benefit in place for the majority of the year. The renewable volume obligation was set in late 2015 and the BTC was reinstated in December 2015 and made retroactive to January 1, 2015. At the end of 2015, as a result of contractual provisions with certain customers, a share of the BTC was owed upon reinstatement of the BTC to customers. No such adjustment was made in 2016 as the BTC was in full effect for the year and expired on December 31, 2016.

FutureFuel reported net income of $56.3 million, or $1.29 per diluted share, for 2016, compared with net income of $46.4 million, or $1.06 per diluted share in 2015. Adjusted EBITDA for 2016 totaled $55.3 million, up from $50.1 million in 2015.

Capital Expenditures

Capital expenditures and intangibles were $4.5 million in 2016, compared with $8.6 million in 2015. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	2016	2015
Cash paid for capital expenditures and intangibles	$4,495	$8,630
Cash received as reimbursement of capital expenditures	$(272)	$(1,832)
Cash paid, net of reimbursement, for capital expenditures	$4,223	$6,798

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $305 million as of December 31, 2016, compared with $229 million as of December 31, 2015.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel's chemicals segment manufactures specialty chemicals for specific customers ("custom manufacturing") as well as multi-customer specialty chemicals ("performance chemicals"). FutureFuel's custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel's performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel's biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2016 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Audited)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$199,272	$154,049
Accounts receivable, inclusive of the blenders' tax credit of $5,495 and $30,895 and net of allowances for bad debt of $0 and $0, at December 31, 2016 and December 31, 2015, respectively	24,744	46,329
Inventory	52,093	64,957
Marketable securities	106,146	74,667
Other current assets	23,027	19,822
Total current assets	405,282	359,824
Property, plant and equipment, net	118,152	124,330
Other assets	5,609	4,955
Total noncurrent assets	123,761	129,285
Total Assets	$529,043	$489,109
Liabilities and Stockholders’ Equity
Accounts payable	$24,053	$34,686
Dividends payable	110,688
Other current liabilities	9,308	13,867
Total current liabilities	144,049	48,553
Deferred revenue – long-term	16,792	15,908
Other noncurrent liabilities	35,389	30,336
Total noncurrent liabilities	52,181	46,244
Total liabilities	196,230	94,797
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,749,970 and 43,715,832, issued and outstanding as of December 31, 2016 and 2015, respectively	4	4
Accumulated other comprehensive income	3,540	2,055
Additional paid in capital	281,087	279,231
Retained earnings	48,182	113,022
Total Stockholders’ Equity	332,813	394,312
Total Liabilities and Stockholders’ Equity	$529,043	$489,109

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2016	2015
Revenue	$69,373	$33,872
Cost of goods sold and distribution	51,859	4,359
Gross profit	17,514	29,513
Selling, general, and administrative expenses	2,135	1,811
Research and development expenses	602	618
	2,737	2,429
Income from operations	14,777	27,084
Other income, net	1,025	(51)
Income before income taxes	15,802	27,033
Benefit for income taxes	(2,878)	(2,614)
Net income	$18,680	$29,647

Earnings per common share
Basic	$0.43	$0.68
Diluted	$0.43	$0.68
Weighted average shares outstanding
Basic	43,595,456	43,473,416
Diluted	43,600,386	43,509,199

Comprehensive Income
Net income	$18,680	$29,647
Other comprehensive income from unrealized
net gains on available-for-sale securities	929	1,517
Income tax effect	(326)	(556)
Total unrealized gains, net of tax	603	961
Comprehensive income	$19,283	$30,608

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Audited)

	Twelve months ended December 31:
	2016	2015
Revenue	$253,193	$299,611
Cost of goods sold and distribution	206,335	242,565
Gross profit	46,858	57,046
Selling, general, and administrative expenses	7,620	7,334
Research and development expenses	2,715	2,741
	10,335	10,075
Income from operations	36,523	46,971
Other income, net	4,283	4,898
Income before income taxes	40,806	51,869
(Benefit)/provision for income taxes	(15,535)	5,448
Net income	$56,341	$46,421

Earnings per common share
Basic	$1.29	$1.06
Diluted	$1.29	$1.06
Weighted average shares outstanding
Basic	43,542,785	43,432,149
Diluted	43,547,538	43,445,730

Comprehensive Income
Net income	$56,341	$46,421
Other comprehensive income/(loss) from unrealized
net gains/(losses) on available-for-sale securities	2,643	(3,518)
Income tax effect	(1,158)	1,314
Total unrealized gains/(losses), net of tax	1,485	(2,204)
Comprehensive income	$57,826	$44,217

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

(Dollars in thousands)

(Audited)

	2016	2015
Cash flows provided by operating activities
Net income	$56,341	$46,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,819	10,187
Amortization of deferred financing costs	144	-
Benefit for deferred income taxes	(5,271)	(3,721)
Change in fair value of derivative instruments	3,621	(3,295)
Other than temporary impairment of marketable securities	2,184	606
Impairment of fixed assets	178	-
Gain on the sale of investments	(843)	(713)
Stock based compensation	1,908	2,043
Losses on disposals of fixed assets	147	178
Noncash interest expense	27	26
Changes in operating assets and liabilities:
Accounts receivable	21,960	3,816
Accounts receivable – related parties	(375)	1,163
Inventory	12,864	(19,604)
Income tax receivable	(6,394)	5,602
Prepaid expenses	(52)	28
Prepaid expenses – related party	23	(35)
Accrued interest on marketable securities	(110)	30
Other assets	(556)	(668)
Accounts payable	(11,643)	4,056
Accounts payable – related parties	1,010	(2,668)
Accrued expenses and other current liabilities	(645)	(1,673)
Accrued expenses and other current liabilities – related parties	142	(46)
Deferred revenue	3,734	721
Other noncurrent liabilities	1,762	(2,831)
Net cash provided by operating activities	90,975	39,623
Cash flows from investing activities
Collateralization of derivative instruments	(535)	1,239
Purchase of marketable securities	(60,664)	(39,136)
Proceeds from the sale of marketable securities	30,487	48,546
Proceeds from the sale of fixed assets	-	6
Expenditures for intangible assets	-	(1,408)
Capital expenditures	(4,495)	(7,222)
Net cash (used in)/provided by investing activities	(35,207)	2,025
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(128)	(120)
Excess tax benefits associated with stock options and awards	(137)	(344)
Deferred financing costs	-	(721)
Proceeds from issuance of stock	213	-
Payment of dividends	(10,493)	(10,493)
Net cash used in financing activities	(10,545)	(11,678)
Net change in cash and cash equivalents	45,223	29,970
Cash and cash equivalents at beginning of period	154,049	124,079
Cash and cash equivalents at end of period	$199,272	$154,049

Cash paid for interest	$-	$-
Cash paid for income taxes	$987	$13,381
Noncash items incurred:
Noncash dividends declared	$110,688	$-
Noncash items incurred for capital expenditures	$417	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Audited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2016	2015	2016	2015
Adjusted EBITDA	$21,805	$25,352	$55,261	$50,097
Depreciation and amortization	(2,889)	(2,639)	(10,963)	(10,187)
Non-cash stock-based compensation	(477)	(612)	(1,908)	(2,043)
Interest and dividend income	1,706	1,098	6,152	5,106
Interest expense	(7)	(43)	(27)	(134)
Losses on disposal of property and equipment	-	(10)	(147)	(178)
(Losses)/gains on derivative instruments	(845)	4,982	(6,220)	9,101
(Losses)/gains on marketable securities	(613)	(1,095)	(1,340)	107
Income tax benefit/(expense)	2	2,614	15,535	(5,448)
Other	(2)		(2)
Net income	$18,680	$29,647	$56,341	$46,421

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2016	2015
Adjusted EBITDA	$55,261	$50,097
Amortization of deferred financing costs	-	(108)
Benefit for deferred income taxes	(5,271)	(3,721)
Impairment of fixed assets	178	-
Interest and dividend income	6,152	5,106
Income tax benefit/(expense)	15,535	(5,448)
(Losses)/gains on derivative instruments	(6,220)	9,101
Change in fair value of derivative instruments	3,621	(3,295)
Changes in operating assets and liabilities, net	21,720	(12,109)
Other	(1)	-
Net cash provided by operating activities	$90,975	$39,623

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Audited)

	Three months ended December 31:		Twelve months ended December 31:
	2016	2015	2016	2015
Revenue
Custom chemicals	$22,519	$23,539	$82,667	$108,160
Performance chemicals	4,458	3,808	18,240	17,688
Chemicals revenue	$26,977	$27,347	$100,907	$125,848
Biofuels revenue	42,396	6,525	152,286	173,763
Total Revenue	$69,373	$33,872	$253,193	$299,611

Segment gross profit
Chemicals	$9,332	$7,293	$32,055	$35,452
Biofuels	8,181	22,220	14,803	21,594
Total gross profit	$17,513	$29,513	$46,858	$57,046
Corporate expenses	(2,736)	(2,429)	(10,335)	(10,075)
Income before interest and taxes	$14,777	$27,084	$36,523	$46,971
Interest and other income	1,706	1,098	6,152	5,213
Interest and other expense	(681)	(1,149)	(1,869)	(315)
Benefit/(provision) for income taxes	2,878	2,614	15,535	(5,448)
Net income	$18,680	$29,647	$56,341	$46,421

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

# # #